                                 PROMISSORY NOTE

                        FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Adaytum Asia Pacific Pty Limited ("Adaytum"), the sum of One Hundred Twenty-Seven Thousand One Hundred Nine Dollars and No Cents ($127,109.00) in Australian Dollars, together with interest on the unpaid principal balance thereof. Commencing April 1, 2000 and continuing until this
Note is due March 31, 2002, interest shall accrue on the Note based on the rate of interest for the Fringe Benefits Tax ("FBT") in Australia, which rate is currently 7.3% for the FBT year commencing April 1, 2000, as adjusted on an annual basis. Interest shall be payable in consecutive quarterly installments, according to the attached schedule, with the first installment due June 30, 2000. The principal balance shall be due in full on March 31, 2002. All payments shall be first applied to interest and the balance to principal. All payments hereunder shall be made to such address as may from time to time be designated by Adaytum or any holder hereof.

         Payment of this Note is secured by a Pledge Agreement.

         This Note may be prepaid, at any time, in whole or in part, without penalty. No partial payments shall suspend or reduce the amount of the remaining installment payments of principal and interest hereunder as noted on the attached payment schedule.

         This Note shall at the option of the holder hereof be immediately due and payable upon failure to make any payment due hereunder. The undersigned hereby agrees to pay, on demand, all costs of collection incurred by Adaytum or any holder hereof , including reasonable attorneys' fees and legal expenses, in the event this Note is not paid when due, whether or not legal proceedings are commenced. Payments not made within ten (10) days of due date shall be subject to a late charge of eighteen percent (18%). The undersigned hereby waives demand, presentment for payment, dishonor, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of acceleration of maturity on default or otherwise, and consent without affecting liability hereunder, to any and all extensions, renewals, substitutions, and alterations of any of the terms of this Note and to the release of, or failure by Adaytum or any holder hereof to exercise any rights against any party liable for payment hereof or any property securing payment hereof. Any such extension, renewal, substitution, alteration or release may be made without notice to said parties.

         Upon the occurrence of an event of default under this Note, Adaytum or any holder hereof shall have the right to set off any and all amount due hereunder by the undersigned to Adaytum or any holder hereof this Note against any indebtedness or obligation of Adaytum or any holder hereof to the undersigned.

         The rights and remedies of Adaytum or any holder hereof shall be cumulative and concurrent, and may be pursued singularly, successively, or together against the undersigned, any collateral, and any other funds, property or security held by the holder for the payment of the indebtedness due under this Note. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or of the right to exercise then at any later time.

         Signed and sealed under pains and penalties of perjury this 31st day of March, 2000.

                                           /S/  M. F. Giles Haddleton
                                           ------------------------------------
                                           Michael Francis Giles Haddleton

                                PLEDGE AGREEMENT

         BE IT KNOWN, for value received, the undersigned, Michael Francis Giles Haddleton, ("Pledgor") of 14 Lisle Street, Narrabeen, NSW 2101, Australia, hereby deposits, delivers to and pledges with Adaytum Asia Pacific Pty Limited ("Pledgee") of Pritchard Adams, Level 3, 1 Chandos Street, St Leonards, NSW 2065, Australia, as collateral security to secure the payment of One Hundred Twenty-Seven Thousand One Hundred Nine Dollars and No Cents ($127,109.00) in Australian Dollars, together with interest on the unpaid principal balance based on the rate of interest for the Fringe Benefits Tax ("FBT") in Australia, which rate is currently 7.3% for the FBT year commencing April 1, 2000, as adjusted on an annual basis, payable as provided in a promissory note dated June 9, 2000, the following described property: The shares of stock, described as 26,786 shares of common stock of Adaytum Software, Inc. ("Corporation") represented as Stock Certificate No. 72.

         It is further agreed:

         1. Pledgee may assign or transfer said debt and the collateral pledged hereunder to any third party.

         2. In the event a stock dividend or further issue of stock in the Corporation is issued to the Pledgor, the Pledgor shall pledge said shares as additional collateral for the debt.

         3. That during the term of this pledge agreement, and so long as it is not in default, the Pledgor shall have full rights to vote said shares and be entitled to all dividends income, except that stock dividends shall also be pledged.

         4. That during the pendency of this pledge agreement, the Pledgor shall not issue any proxy or assignment of rights to the pledged shares.

         5. The Pledgor warrants and represents it has good title to the shares being pledge, they are free from liens and encubrances or prior pledge, and the Pledgor has full authority to transfer said shares as collateral security.

         6. Upon default of payment of the debt, or breach of this pledge agreement, the Pledgee or holder shall have full rights to foreclose on the pledged shares and exercise its rights as a secured party; and said rights being cumulative with any other rights the Pledgee or holder may have against the Pledgor.

         The Pledgor understands that upon foreclosure the pledged shares may be sold at public auction or public sale. The Pledgor shall be provided reasonable notice of any said intended sale and the Pledgor shall have full rights to redeem said shares at any time prior to said sale upon payment of the balance due hereunder, and accrued costs of collection.

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In the event the shares shall be sold for less than the amount then owing, the
Pledgor shall be liable for any deficiency.

         Upon payment of the obligation for which the shares are pledged, the shares shall be returned to the Pledgor and this pledge agreement shall be terminated.

         This pledge agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

         Upon default the Pledgor shall pay all reasonable attorneys' fees and cost of collections.

Signed this 31st day of March, 2000.

/S/  Marion Chirgwin                          /S/  M. F. Giles Haddleton
---------------------------------             ---------------------------------
Witness                                       Pledgor

Marion Chirgwin                               M. F. Giles Haddleton
---------------------------------             ---------------------------------
Witness                                       Pledgee